UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2009 (July 13, 2009)

QNECTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726 _
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2009, the Board of Directors of the Company adopted an amendment (the “Amendment”) to the Bylaws of the Company (the “Bylaws”).  The Amendment is effective as of July 13, 2009.  Set forth below is a description of the Amendment to the Bylaws including the prior provision of the Bylaw so amended.

Article III, Section 3.2, of the Bylaws has been amended to provide that the Board of Directors of the Company (the “Board”) consist of not less than one (1) person and not more than thirteen (13) persons.  Previously, the Bylaws provided that the Board consist of (i) seven (7) persons and (ii) up to fifteen (15) persons.  The Bylaws were amended since they were inconsistent with the Company’s Articles of Incorporation concerning the maximum number of directors that could constitute the entire Board.  The Articles of Incorporation only provided for one director, subject to modification by the Board pursuant to the Bylaws, and the Board was never authorized to consist of seven (7) directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.2	Text of Amendment to Bylaws of Qnective, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2009	QNECTIVE, INC.

	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.2	Text of Amendment to Bylaws of Qnective, Inc.